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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
               INVESCO BALANCED-RISK AGGRESSIVE ALLOCATION FUND

A Special Joint Meeting ("Meeting") of Shareholders of Invesco Balanced-Risk Aggressive Allocation Fund, an investment portfolio of Invesco Securities Trust, a Delaware statutory trust ("Trust"), was held on March 9, 2017. The Meeting was held for the following purposes:

(1) Elect 15 trustees to the Board, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit fund mergers and other significant transactions upon the Board's approval but without shareholder approval of such transactions.

(3) Approve changing the fundamental investment restriction regarding the purchase or sale of physical commodities.

4(b)Approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco Asset Management (India) Private Limited.

The results of the voting on the above matters were as follows:

                                                                                                      Votes
Matters                                                                                    Votes For Withheld
-------                                                                                    --------- --------
(1)  David C. Arch........................................................................ 6,052,101    0
     James T. Bunch....................................................................... 6,052,101    0
     Bruce L. Crockett.................................................................... 6,052,101    0
     Jack M. Fields....................................................................... 6,052,101    0
     Martin L. Flanagan................................................................... 6,052,101    0
     Cynthia Hostetler.................................................................... 6,052,101    0
     Dr. Eli Jones........................................................................ 6,052,101    0
     Dr. Prema Mathai-Davis............................................................... 6,052,101    0
     Teresa M. Ressel..................................................................... 6,052,101    0
     Dr. Larry Soll....................................................................... 6,052,101    0
     Ann Barnett Stern.................................................................... 6,052,101    0
     Raymond Stickel, Jr.................................................................. 6,052,101    0
     Philip A. Taylor..................................................................... 6,052,101    0
     Robert C. Troccoli................................................................... 6,052,101    0
     Christopher L. Wilson................................................................ 6,052,101    0

                                                                                                      Votes   Votes   Broker
                                                                                           Votes For Against Abstain Non-Votes
                                                                                           --------- ------- ------- ---------
(2). Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit fund mergers and other significant transactions upon the Board's approval but
     without shareholder approval of such transactions.................................... 6,052,101    0       0        0
(3). Approve changing the fundamental investment restriction regarding the purchase or
     sale of physical commodities......................................................... 6,052,101    0       0        0
4(b) Approve an amendment to the current Master Intergroup Sub-Advisory Contract to
     add Invesco Asset Management (India) Private Limited................................. 6,052,101    0       0        0